Commission File No. 333-174194

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 3

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                           VANGUARD ENERGY CORPORATION
                   ------------------------------------------
               (Exact name of registrant as specified in charter)

       Colorado                          1381                     27-2888719
  -------------------------       ----------------------         ------------
(State or other jurisdiction     (Primary Standard Classi-      (IRS Employer
 of incorporation)                fication Code Number)         I.D. Number)

                         1330 Post Oak Blvd., Suite 1600
                              Houston, Texas 77056
                                 (713) 627-2500
                 ----------------------------------------------
          (Address and telephone number of principal executive offices)

                         1330 Post Oak Blvd., Suite 1600
                              Houston, Texas 77056
            -------------------------------------------------------
     (Address of principal place of business or intended principal place of business)

                                Warren M. Dillard
                         1330 Post Oak Blvd., Suite 1600
                              Houston, Texas 77056
                                 (713) 627-2500
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 William T. Hart
                                Hart & Hart, LLC
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

      Approximate Date Of Commencement Of Proposed Sale To The Public: N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

      Large accelerated filer [ ]            Accelerated filer [ ]

      Non-accelerated filer [ ]              Smaller reporting company [X]

                                                     Proposed     Proposed
                                                      Maximum      Maximum
                                       Securities    Offering     Aggregate      Amount of
Title of each Class of                   to be       Price Per     Offering     Registration
Securities to be Registered           Registered    Security(1)     Price         Fee (2)
----------------------------          -----------   -----------   ----------    -----------

Units, each consisting of:(3)          6,900,000        $1.00      $6,900,000       $802

(i) one share of common stock; and     6,900,000           --              --         --

(ii) one Class A warrant to purchase   6,900,000           --              --         --
 one share of common stock; and

Representative's warrant(4)              600,000           --              --         --

Units issuable upon exercise of the
 representative's warrants, each unit
 consisting of:                          600,000        $1.20        $720,000        $84

(i) one share of common stock; and       600,000           --              --         --

(ii) one Class A warrant to purchase
 one share of common stock(4)            600,000           --              --         --

Shares of common stock issuable upon
 exercise of the Class A warrants
 including the Class A warrants
 underlying the representative's
 warrant(3)                            7,500,000        $1.50      11,250,000      $1,307
                                                                  -----------      -------
TOTAL                                                             $18,870,000      $2,197
                                                                  ===========      ======

(1)   Offering price computed in accordance with Rule 457(g).

(2)   Previously paid.

(3) Includes 900,000 units which would be issued, or issuable, upon exercise of the underwriter's overallotment option.

(4) In connection with the sale of the units, the registrant will issue the representative of the underwriters a warrant to purchase up to 600,000 units.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 2 to Registration Statement No. 333-174194 is to withdraw from registration certain shares covered by the Registration Statement. Since no changes are being made to the prospectus included in the Registration Statement, the Prospectus is not included in this filing.

The Registration Statement covered the sale of Units, common stock and Class A warrants of Vanguard Energy Corporation. As shown by the table below, a certain number of these securities are being withdrawn from registration since they were either:

     o    not sold,

     o or are being registered by means of a separate registration statement (333-187697).

                                                                                Covered by New
                                                                  Not         Registration Statement
Securities Registered                  Amount        Sold       Sold (1)        (333-187697) (1)
---------------------                 -------       ------     ---------       ----------------

Units description:                    6,900,000    4,800,000   2,100,000

(i) one share of common stock; and    6,900,000    4,800,000   2,100,000

(ii) one Class A warrant to
 purchase one share of
 common stock; and                    6,900,000    4,800,000   2,100,000

Representative's warrant                600,000      480,000     120,000

Units issuable upon exercise of the
 representative's warrants, each
 unit consisting of:                    600,000      480,000     120,000

(i)  one share of common stock; and     600,000                  120,000             480,000

(ii) one Class A warrant to purchase
     one share of common stock          600,000                  120,000             480,000

Shares of common stock issuable
 upon exercise of the Class A
 warrants, including the Class A
 warrants underlying the
 representative's warrant             7,500,000           --   2,700,000           4,800,000


(1) Securities in this column are being withdrawn from registration.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 20th day of June, 2013.

                                 VANGUARD ENERGY CORPORATION

                                 By:  /s/ Warren M. Dillard
                                      --------------------------------------
                                      Warren M. Dillard, President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                      Title                     Date

                                       Chief Executive,
/s/ Warren M. Dillard                  Financial and
--------------------------------       Accounting Officer
Warren M. Dillard                      and a Director           June 20, 2013

/s/ Gerald Bailey
--------------------------------
Gerald Bailey, by Warren M.             Director                June 20, 2013
Dillard as his attorney-in-fact


/s/ Steven M. Power
--------------------------------
Steven M. Powers, by Warren M.          Director                June 20, 2013
Dillard as his attorney-in-fact

/s/ Rick A. Wilber
--------------------------------
Rick A. Wilber, by Warren M.            Director                June 20, 2013
Dillard as his attorney-in-fact